Exhibit 10.9

MONDELĒZ INTERNATIONAL, INC.

AMENDED AND RESTATED 2005 PERFORMANCE INCENTIVE PLAN

(Amended and Restated as of May 21, 2014)

NON-QUALIFIED U.S. STOCK OPTION AGREEMENT

MONDELĒZ INTERNATIONAL, INC., a Virginia corporation (the “Company”), hereby grants to the employee (the “Optionee”) identified in the award statement provided to the Optionee (the “Award Statement”) under the Mondelēz International, Inc. Amended and Restated 2005 Performance Incentive Plan, as amended from time to time (the “Plan”) non-qualified stock options (the “Option”). The Option entitles the Optionee to exercise options for up to the aggregate number of shares set forth in the Award Statement (the “Option Shares”) of the Company’s Common Stock, at the price per share set forth in the Award Statement (the “Grant Price”). Capitalized terms not otherwise defined in this Non-Qualified U.S. Stock Option Agreement (the “Agreement”) shall have the meaning set forth in the Plan. All references to action of or approval by the Committee shall be deemed to include action of or approval by any other person(s) to whom the Committee has delegated authority to act. The Option is subject to the following terms and conditions:

The Optionee must execute and deliver or electronically accept the terms set forth in this Agreement, in the manner and within a period specified by the Committee. The Committee may, in its sole discretion, cancel the Option if the Optionee fails to execute and deliver or electronically accept this Agreement and related documents within the specified period.

1. Vesting. Prior to the satisfaction of the vesting requirements (“Vesting Requirements”) set forth in a schedule to the Award Statement (the “Schedule”), the Option may not be exercised except as provided in paragraph 3 below.

2. Vesting Upon Termination of Employment. In the event of the termination of the Optionee’s employment with the Mondelēz Group prior to satisfaction of the Vesting Requirements other than by reason of Early Retirement (as defined below in paragraph 14) occurring after December 31 of the same year as the date of grant (“Grant Date”) of the Option, Normal Retirement (as defined below in paragraph 14), death or Disability (as defined below in paragraph 14), or as otherwise determined by the Committee, this Option shall not be exercisable. If death or Disability of the Optionee occurs prior to satisfaction of the Vesting Requirements, this Option shall become immediately exercisable for 100% of the Option Shares set forth in the Award Statement. If the Optionee’s employment with the Mondelēz Group is terminated by reason of Normal Retirement, or by Early Retirement occurring after December 31 of the same year as the Grant Date of the Option, the Option shall continue to become exercisable as set forth on the Schedule as if such Optionee’s employment had not terminated.

3. Exercisability Upon Termination of Employment from the Mondelēz Group. During the period commencing on the first date that the Vesting Requirements are satisfied (or, such earlier date determined in accordance with paragraph 2) until and including the expiration date set forth in the Schedule (“Expiration Date”), this Option may be exercised in whole or in part with respect to such Option Shares, subject to the following provisions:

(a) In the event that the Optionee’s employment is terminated by reason of Early Retirement occurring after December 31 of the same year as the Grant Date of the Option, Normal Retirement, death or Disability, such Option may be exercised on or prior to the Expiration Date;

(b) If employment is terminated by the Optionee (other than by Early Retirement occurring after December 31 of the same year as the Grant Date of the Option, death, Disability or Normal Retirement), such Option may be exercised for a period of 30 days from the effective date of termination;

(c) If, other than by death, Disability, Normal Retirement or Early Retirement occurring after December 31 of the same year as the Grant Date of the Option, the Optionee’s employment is terminated by the Mondelēz Group without Cause for any reason or in the event of any other termination of employment caused directly or indirectly by the Mondelēz Group, such Option may be exercised for a period of 12 months following such termination; and

(d) If the Optionee’s employment is involuntarily suspended or terminated by the Mondelēz Group for Cause, the Option shall be forfeited.

No provision of this paragraph 3 shall permit the exercise of any Option after the Expiration Date. For purposes of this Agreement, the Optionee’s employment shall be deemed to be terminated when he or she is no longer actively employed by the Mondelēz Group (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any). The Optionee shall not be considered actively employed during any period for which he or she is receiving, or is eligible to receive, salary continuation, notice period or garden leave payments, or other comparable benefits under the Mondelēz Global LLC Severance Pay Plan for Salaried Exempt Employees, or any similar plan maintained by the Mondelēz Group or through other such arrangements that may be entered into that give rise to separation or notice pay, except in any case in which the Optionee is eligible for Normal Retirement or Early Retirement upon the expiration of salary continuation or other benefits. The Committee shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of the Option. Unless otherwise determined by the Committee, leaves of absence shall not constitute a termination of employment for purposes of this Agreement. Notwithstanding the foregoing provisions and unless otherwise determined by the Company, this Option may only be exercised on a day that the NASDAQ Global Select Market (the “Exchange”) is open. Accordingly, if the Expiration Date is a day the Exchange is closed, the Expiration Date shall be the immediately preceding day on which the Exchange is open.

4. Exercise of Option and Withholding Taxes. This Option may be exercised only in accordance with the procedures and limitations set forth in the Company’s Equity Awards Plan Guide, as amended from time to time, or such other similar-type communication provided by the Company (the “Methods of Exercise”).

The Optionee acknowledges that, regardless of any action taken by the Company or, if different, the Optionee’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee or deemed by the Company or the Employer, in their discretion, to be an appropriate charge to the Optionee even if legally applicable to the Company or the Employer (“Tax-Related Items”), is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting or exercise of the Option, the subsequent sale of Option Shares acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee becomes subject to any Tax-Related Items in more than one jurisdiction (including jurisdictions outside the United States) between the Grant Date and the date of any relevant taxable event, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for (including report) Tax-Related Items in more than one jurisdiction.

The Optionee acknowledges and agrees that the Company shall not be required to deliver the Option Shares upon any exercise of this Option unless it has received payment in a form acceptable to the Company for all applicable Tax-Related Items, as well as amounts due to the Company as “theoretical taxes” pursuant to the then-current international assignment and tax and/or social insurance equalization policies and procedures of the Mondelēz Group, or arrangements satisfactory to the Company for the payment thereof have been made.

In this regard, the Optionee authorizes the Company and/or the Employer, in their sole discretion and without any notice or further authorization by the Optionee, to withhold all applicable Tax-Related Items legally due by the Optionee (or otherwise due from the Optionee as set forth above in this paragraph 4) and any theoretical taxes from the Optionee’s wages or other cash compensation paid by the Company and/or the Employer or from proceeds of the sale of Option Shares. Alternatively, or in addition, the Company may instruct the broker it has selected for this purpose (on the Optionee’s behalf and at the Optionee’s direction pursuant to this authorization without further consent) to sell the Option Shares that the Optionee acquires to meet the Tax-Related Items withholding obligation and any theoretical taxes. In addition, unless otherwise determined by the Committee, Tax-Related Items or theoretical taxes may be paid with outstanding shares of the Company’s Common Stock, such shares to be valued at Fair Market Value on the exercise date. Finally, the Optionee agrees to pay to the Company or the Employer any amount of Tax-Related Items and theoretical taxes that the Company or the Employer may be required to withhold as a result of the Optionee’s participation in the Plan or the Optionee’s exercise of the Option that cannot be satisfied by the means previously described.

To avoid any negative accounting treatment or for any other reason, the Company may withhold or account for Tax-Related Items or theoretical taxes by considering applicable minimum statutory withholding amounts or other applicable withholding rates.

5. Cash-Out of Option. The Committee may elect to cash out all or a portion of the Option to be exercised pursuant to any Method of Exercise by paying the Optionee an amount in cash or Common Stock, or both, equal to the Fair Market Value of such shares on the exercise date less the Grant Price for such shares.

6. Restrictions and Covenants.

(a) In addition to such other conditions as may be established by the Company or the Committee, in consideration for making a Grant under the terms of the Plan, the Optionee agrees and covenants as follows for a period of twelve (12) months following the date of Optionee’s termination of employment from the Mondelēz Group:

1.	to protect the Mondelēz Group’s legitimate business interests in its confidential information, trade secrets and goodwill, and to enable the Mondelēz Group’s ability to reserve these for the exclusive knowledge and use of the Mondelēz Group, which is of great competitive importance and commercial value to the Mondelēz Group, the Optionee, without the express written permission of the Executive Vice President of Human Resources of the Company, will not engage in any conduct in which Optionee contributes his/her knowledge and skills, directly or indirectly, in whole or in part, as an executive, employer, employee, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, intern or any other similar capacity to a competitor or to an entity engaged in the same or similar business as the Mondelēz Group, including those engaged in the business of production, sale or marketing of snack foods (including, but not limited to gum, chocolate, confectionary products, biscuits or any other product or service Optionee has reason to know has been under development by the Mondelēz Group during Optionee’s employment with the Mondelēz Group). Optionee will not engage in any activity that may require or inevitably require Optionee’s use or disclosure of the Mondelēz Group’s confidential information, proprietary information and/or trade secrets;

2.	to protect the Mondelēz Group’s investment in its employees and to ensure the long-term success of the business, Optionee, without the express written permission of the Executive Vice President of Human Resources of the Company, will not directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Mondelēz Group; and

3.	to protect the Mondelēz Group’s investment in its development of good will and customers and to ensure the long-term success of the business, Optionee will not directly or indirectly solicit (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, instant message and SMS text messaging) or attempt to directly or indirectly solicit, contact or meet with the current or prospective customers of the Mondelēz Group or any of its affiliates for the purpose of offering or accepting goods or services similar to or competitive with those offered by the Mondelēz Group.

The provisions contained herein in paragraph 6 are not in lieu of, but are in addition to the continuing obligation of the Optionee (which Optionee acknowledges by accepting any Grant under the Plan) to not use or disclose the Mondelēz Group’s trade secrets or Confidential Information known to the Optionee until any particular trade secret or Confidential Information becomes generally known (through no fault of the Optionee), whereupon the restriction on use and disclosure shall cease as to that item. For purposes of this agreement, “Confidential Information” includes, but is not limited to, certain sales, marketing, strategy, financial, product, personnel, manufacturing, technical and other proprietary information and material which are the property of the Mondelēz Group. Optionee understands that this list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

(b) A main purpose of the Plan is to strengthen the alignment of long-term interests between Optionees and the Mondelēz Group by providing an ownership interest in the Company, and to prevent former employees whose interests become adverse to the Company from maintaining that ownership interest. By acceptance of any Grant (including the Option) under the Plan, the Optionee acknowledges and agrees that if the Optionee breaches any of the covenants set forth in paragraph 6(a):

1.	all unvested Grants (including any unvested portion of the Option) shall be immediately forfeited;

2.	the Company may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, vested, unpaid or deferred Grants (including the vested but unexercised portion of the Option) at any time if Optionee is not in compliance with all terms and conditions set forth in the Plan including, but not limited to, paragraph 6(a);

3.	the Optionee shall repay to the Mondelēz Group the net proceeds of any exercise or Plan benefit that occurs at any time after the earlier of the following two dates: (i) the date twelve months immediately preceding any such violation; or (ii) the date six (6) months prior to the Optionee’s termination of employment with the Mondelēz Group. The Optionee shall repay to the Mondelēz Group the net proceeds in such a manner and on such terms and conditions as may be required by the Mondelēz Group, and the Mondelēz Group shall be entitled to set-off against the amount of any such net proceeds any amount owed to the Optionee by the Mondelēz Group, to the extent that such set-off is not inconsistent with Section 409A of the Code or other applicable law. For purposes of this paragraph, net proceeds shall mean the difference between the fair market value of the shares of Common Stock and the Grant Price less any Tax-Related Items; and

4.	the Mondelēz Group shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security as Optionee acknowledges that such breach would cause the Mondelēz Group to suffer irreparable harm. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

(c) If any provision contained in this paragraph 6 shall for any reason, whether by application of existing law or law which may develop after Optionee’s acceptance of a Grant under the Plan be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration or territory, the Optionee agrees to join the Mondelēz Group in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law.

7. Clawback Policy/Forfeiture. The Optionee understands and agrees that in the Committee’s sole discretion, the Company may cancel all or part of the Option or require repayment by the Optionee to the Company of all or part of any cash payment or shares of Common Stock acquired at exercise pursuant to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company, including a violation of paragraph 6 above, from time to time. In addition, any payments or benefits the Optionee may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with the requirements under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, rules promulgated by the Commission or any other applicable law, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any securities exchange on which the Common Stock is listed or traded, as may be in effect from time to time.

8. Transfer Restrictions. Unless otherwise required by law, this Option is not transferable or assignable by the Optionee in any manner other than by will or the laws of descent and distribution and is exercisable during the Optionee’s lifetime only by the Optionee.

9. Adjustments. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the Grant Date, the Board of Directors of the Company or the Committee shall make adjustments to the terms and provisions of this Grant (including, without limiting the generality of the foregoing, terms and provisions relating to the Grant Price and the number and kind of shares subject to this Option) as it deems appropriate including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of the Option, and to determine whether continued employment with any entity resulting from such transaction or event will or will not be treated as a continued employment with the Mondelēz Group, in each case, subject to any Board of Director or Committee action specifically addressing any such adjustments, cash payments or continued employment treatment.

10. Successors and Assigns. Whenever the word “Optionee” is used herein under circumstances such that the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom this Option may be transferred pursuant to this Agreement, it shall be deemed to include such person or persons. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall be binding upon and inure to the benefit of any successors or assigns of the Company and any person or persons who shall acquire any rights hereunder in accordance with this Agreement, the Award Statement or the Plan.

11. Entire Agreement; Governing Law. The Award Statement, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except as provided in the Award Statement, the Plan or this Agreement or by means of a writing signed by the Company and the Optionee. Nothing in the Award Statement, the Plan and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Award Statement, the Plan and this Agreement are to be construed in accordance with and governed by the substantive laws of the Commonwealth of Virginia, U.S.A., without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the substantive laws of the Commonwealth of Virginia to the rights and duties of the parties. Unless otherwise provided in the Award Statement, the Plan or this Agreement, the Optionee is deemed to submit to the exclusive jurisdiction of the Commonwealth of Virginia, U.S.A., and agrees that such litigation shall be conducted in the courts of Henrico County, Virginia, or the federal courts for the United States for the Eastern District of Virginia.

12. Grant Confers No Rights to Continued Employment — Nature of the Grant. Nothing contained in the Plan or this Agreement shall give any employee the right to be retained in the employment of any member of the Mondelēz Group, affect the right of any such employer to terminate any employee, or be interpreted as forming an employment or service contract with any member of the Mondelēz Group. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of any employee. Further, the Optionee acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c) all decisions with respect to future option or other Grants, if any, will be at the sole discretion of the Committee;

(d) the Optionee is voluntarily participating in the Plan;

(e) the Option and the Option Shares subject to the Option are not intended to replace any pension rights or compensation;

(f) the Option and the Option Shares subject to the Option and the income and the value of same are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments;

(g) the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;

(h) if the underlying shares of Common Stock do not increase in value, the Option will have no value;

(i) if the Optionee exercises the Option and obtains shares of Common Stock, the value of those shares of Common Stock acquired upon exercise may increase or decrease in value, even below the Grant Price;

(j) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of the Optionee’s employment or other service relationship by the Company or the Employer, and in consideration of the grant of the Option to which the Optionee is otherwise not entitled, the Optionee irrevocably agrees never to institute any claim against the Mondelēz Group, waives his or her ability, if any, to bring any such claim, and releases the Mondelēz Group from any such claims. If, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(k) the Optionee is hereby advised to consult with the Optionee’s own personal tax, legal and financial advisors regarding the Optionee’s participation in the Plan before taking any action related to the Plan and that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying shares of Common Stock;

(l) the Option is designated as not constituting an Incentive Stock Option; this Agreement shall be interpreted and treated consistently with such designation; and

(m) unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Common Stock.

13. Interpretation. The terms and provisions of the Plan (a copy of which will be made available online or furnished to the Optionee upon written request to the Office of the Corporate Secretary, Mondelēz International, Inc., Three Parkway North, Deerfield, Illinois 60015) are incorporated herein by reference. To the extent any provision in the Award Statement or this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The Committee shall have the right to resolve all questions that may arise in connection with the Grant or this Agreement, including whether an Optionee is no longer actively employed and any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

14. Miscellaneous Definitions. For the purposes of this Agreement, the term “Disability” means permanent and total disability as determined under the procedures established by the Company for purposes of the Plan and the term “Normal Retirement” means retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group or a local labor contract, on or after the date specified as normal retirement age in the pension plan, employment contract or local contract, if any, under which the Optionee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service. In any case in which the meaning of “Normal Retirement” is uncertain under the definition contained in the prior sentence, an Optionee’s termination shall be treated as Normal Retirement as the Committee, in its sole discretion, deems equivalent to retirement. For the purposes of this Agreement, “Early Retirement” means retirement from active employment other than Normal Retirement, as determined by the Committee, in its sole discretion.

15. Compliance With Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any Option Shares issuable upon exercise of the Option prior to the completion of any registration or qualification of the Option Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the Commission or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Optionee understands that the Company is under no obligation to register or qualify the Option Shares with the Commission or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, the Optionee agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Optionee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of shares of Common Stock.

16. Notices. Any notice required or permitted hereunder shall be (i) given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party or (ii) delivered electronically through the Company’s electronic mail system (including any notices delivered by a third-party) and shall be deemed effectively given upon such delivery. Any documents required to be given or delivered to the Optionee related to current or future participation in the Plan may also be delivered through electronic means as described in paragraph 17 below.

17. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

18. Agreement Severable. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19. Headings. Headings of paragraphs and sections used in this Agreement are for convenience only and are not part of this Agreement, and must not be used in construing it.

20. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Option and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

21. Insider Trading/Market Abuse Laws. The Optionee acknowledges that the Optionee is subject to insider trading and/or market abuse laws, which affect the Optionee’s ability to acquire or sell shares of Common Stock under the Plan during such times as the Optionee is considered to have “material nonpublic information” or “inside information” (as defined by the laws in the Optionee’s country). The Optionee also acknowledges that the Optionee is subject to the Company’s insider trading policy, and the requirements of applicable laws may or may not be consistent with the terms of the Company’s insider trading policy. The Optionee acknowledges that it is his or her responsibility to be informed of and compliant with any such laws, and is hereby advised to speak to his or her personal advisor on this matter.

22. Appendix. Notwithstanding any provisions in this Agreement, if the Optionee relocates to one of the countries included in Appendix A to the Company’s Non-Qualified Non-U.S. Stock Option Agreement, the special terms for such country will apply to the Optionee, to the extent the Company determines that the application of such terms is necessary or advisable for legal or administrative reasons, and the Appendix will constitute part of this Agreement.

23. Waiver. The Optionee acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by the Optionee or any other participant of the Plan.

24. Conformity to Securities Laws. The Optionee acknowledges that the Award Statement, the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Award Statement, the Plan and this Agreement shall be administered, and the Option is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Award Statement, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

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The Optionee acknowledges that the Optionee has reviewed the Plan, the Award Statement and this Agreement (including any appendices hereto) in their entirety and fully understands their respective provisions. The Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Award Statement or this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the Grant Date.

MONDELĒZ INTERNATIONAL, INC.

/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary